    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 20, 1999
                                                    REGISTRATION NO. 333-______
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           ESHARE TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            GEORGIA                                           58-1378534
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                          Identification Number)

                          5051 PEACHTREE CORNERS CIRCLE
                          NORCROSS, GEORGIA 30092-2500
                                 (770) 239-4000
              (Address of registrant's principal executive offices,
                    including zip code and telephone number,
                              including area code)
                           ---------------------------


                 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN
                            (Full title of the Plans)


        ALEKSANDER SZLAM                                   COPY TO:
    CHIEF EXECUTIVE OFFICER                        JOHN FRANKLIN SMITH, ESQ.
   ESHARE TECHNOLOGIES, INC.                      LARRY W. SHACKELFORD, ESQ.
 5051 PEACHTREE CORNERS CIRCLE                 MORRIS, MANNING & MARTIN, L.L.P.
  NORCROSS, GEORGIA 30092-2500                   1600 ATLANTA FINANCIAL CENTER
         (770) 239-4000                            3343 PEACHTREE ROAD, N.E.
                                                    ATLANTA, GEORGIA 30326
                                                        (404) 233-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                Proposed Maximum     Proposed Maximum
                                               Amount to be    Offering Price Per   Aggregate Offering   Amount of Registration Fee
  Title of Securities to be Registered        Registered (1)      Share (2)(3)         Price (2)(3)                 (3)
------------------------------------------    --------------   ------------------   ------------------   --------------------------
  Common Stock, no par value per share        760,906 shares       $2.313378          $1,760,263.42              $490.00
==========================================    ==============   ==================   ==================   ==========================


--------------------------

         (1) Represents 760,906 shares of Common Stock reserved for issuance by Registrant under the Stock Option and Restricted Stock Purchase Plan dated October 23, 1996 (the "Plan").
         (2) Estimated solely for the purpose of calculating the registration fee.
         (3) Calculated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended. Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plan is based on 760,906 shares of Common Stock subject to options already granted at a weighted average exercise price of $2.313378 per share.


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        Exhibit Index appears on Page 7 of 8 sequentially numbered pages.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents containing the information specified in Part I will be sent or given to employees of eShare Technologies Inc. (the "Registrant") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999.

         (c) The Registrant's Current Reports on Form 8-K dated June 21, 1999 and September 16, 1999.

         (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated May 22, 1997.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered under the Plans have been sold or deregistering all securities then remaining unsold thereunder, shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

         Any statement contained in any document incorporated or deemed to be incorporated by reference into the Prospectus shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall now be deemed, accepted so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

         A description of the Registrant's Common Stock is incorporated by reference under Item 3.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Legal matters in connection with the shares of Common Stock offered hereby were passed upon by Morris, Manning & Martin, L.L.P., Atlanta, Georgia. Members of Morris, Manning & Martin, L.L.P. hold an aggregate of 1,100 shares of Common Stock.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Amended and Restated Bylaws provide that the liability of the Registrant's officers and directors for monetary damages shall be limited to the fullest extent permissible under Georgia law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.

         The Registrant's Amended and Restated Bylaws provide that the Company shall indemnify each of its directors and officers to the extent that he or she is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding; provided, however, that no indemnification shall be made for (i) any appropriation, in violation of his duties, of any business opportunity of the Registrant, (ii) acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) any liability under Section 14-2-832 of the Georgia Business Corporations Code, which relates to unlawful payments of dividends and unlawful stock repurchases and redemptions, or (iv) any transaction from which he or she derived an improper personal benefit.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:


              Exhibit No.                                              Description
              -----------                                              -----------
                  4.1                 Amended and Restated Articles of Incorporation of Registrant
                                      (incorporated by reference to Exhibit 3.3 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1, File No. 333-22855,
                                      filed March 28, 1997)
                  4.2                 Amended and Restated Bylaws of Registrant (incorporated
                                      by reference to Exhibit 3.4 to Amendment No. 1 to the Registrant's
                                      Registration Statement on Form S-1, File No. 333-22855, filed March 28, 1997)
                  5.1                 Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered
                  23.1                Consent of Arthur Andersen LLP
                  23.2                Consent of Morris, Manning & Martin, L.L.P. (included in Exhibit 5.1)
                  24.1                Power of Attorney (included on page 6 of this Registration Statement)
                  99.1                Consolidated Financial Statements of Registrant as of December 31,
                                      1998 and 1997

ITEM 9.           UNDERTAKINGS.


         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)     To include any prospectus required by
                                   Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on this the 20th day of October, 1999.

                                      ESHARE TECHNOLOGIES, INC.


                                      By: /s/ Aleksander Szlam
                                         --------------------------------------
                                          Aleksander Szlam
                                          Chairman of the Board and
                                          Chief Executive Officer

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Aleksander Szlam and Dan K. Lowring, jointly and severally, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



/s/ Aleksander Szlam                        Chairman of the Board                        October 20, 1999
------------------------------------           and Chief Executive Officer
Aleksander Szlam                            (Principal Executive Officer)


s/ Dan K. Lowring                           Vice-President-Administration                October 20, 1999
-----------------------------------         and Chief Financial Officer
Dan K. Lowring                              (Principal Financial and Accounting
                                            Officer)


/s/ Andrew J. Filipowski                    Director                                     October 20, 1999
-----------------------------------
Andrew J. Filipowski


/s/ Donald L. House                         Director                                     October 20, 1999
------------------------------------
Donald L. House


/s/ Don W. Hubble                           Director                                     October 20, 1999
------------------------------------
Don W. Hubble


                                  EXHIBIT INDEX


         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:


        Exhibit No.       Description                                                          Sequential Page Number
        -----------       -----------                                                          ----------------------
            4.1           Amended and Restated Articles of Incorporation
                          of Registrant (incorporated by reference to
                          Exhibit 3.3 to Amendment No. 1 to the
                          Registrant's Registration Statement on Form S-1,
                          File No. 333-22855, filed March 28, 1997)          ............................N/A
            4.2           Amended and Restated Bylaws of Registrant
                          (incorporated by reference to Exhibit 3.4 to
                          Amendment No. 1 to the Registrant's Registration
                          Statement on Form S-1, File No. 333-22855, filed
                          March 28, 1997)                                    ............................N/A
            5.1           Opinion of Morris, Manning & Martin, L.L.P. as
                          to the legality of the securities being            ..............................8
                          registered
           23.1           Consent of Arthur Andersen LLP                     ...............................
           23.2           Consent of Counsel (included in Exhibit 5.1)       ............................N/A
           24.1           Power  of  Attorney  (included  at Page 6 of this
                          Registration Statement)                            ............................N/A
           99.1           Consolidated Financial Statements of Registrant
                          as of December 31, 1998 and 1997                   ............................N/A




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